UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 2, 2009

Western Alliance Bancorporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32550	88-0365922
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2700 W. Sahara Avenue, Las Vegas, Nevada		89102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702.248.4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

From February 2 through February 3, 2009, Robert Sarver, Chairman, President, and Chief Executive Officer of Western Alliance Bancorporation (WAL), sold 143,500 shares of WAL. During the remainder of February 2009, Mr. Sarver intends to sell an additional 159,000 shares, bringing total expected sales to 302,500 shares. After these expected sales, he has no plans at this time to sell additional shares.

From WAL’s initial public offering in June 2005 through June 2008, Mr. Sarver acquired 382,000 shares of WAL at prices ranging from $7.94 to $28.47 per share. Mr. Sarver is selling a portion of these shares to offset gains from an exchange fund to which he contributed several years ago. None of Mr. Sarver’s WAL shares are in this or any other exchange fund.

After these sales are completed, Mr. Sarver or related parties, still will beneficially hold 2,542,641 shares of WAL common stock, options for 210,000 shares with exercise prices ranging from $12.00 to $34.80 per share, and warrants on 1,007,052 shares with an exercise price of $7.62 per share.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Alliance Bancorporation

February 4, 2009	By:	/s/ Dale Gibbons

Name: Dale Gibbons
Title: Executive Vice President and Chief Financial Officer